                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
ScanSource, Inc.:

  We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Greenville, South Carolina

September 12, 1997